EXHIBIT 10(e)

CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as December 6, 2001 (the "Fourth Amendment Effective Date"), is by and among Clarion Technologies, Inc., a Delaware corporation (the "Company"), its Subsidiaries, (the Company and the Subsidiaries are referred to jointly herein as the "Loan Parties," and individually from time to time as a "Loan Party"), the Banks set forth on the signature page(s) hereof (the "Banks"), and LaSalle Bank National Association, as Agent for the Banks (in such capacity the "Agent").

RECITALS

        A.        The Loan Parties, the Agent and the Banks are parties to a Credit Agreement dated as of February 29, 2000 (as now and hereafter amended, the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Loan Parties. The Loan Parties, William Blair Mezzanine Capital Fund III, L.P. ("William Blair") and the Agent are parties to a Subordination Agreement dated as of July 21, 2000 (as from time to time amended the "Subordination Agreement"), pursuant to which the parties agreed to the subordination of certain indebtedness of the Loan Parties to William Blair to the indebtedness of the Loan Parties to the Banks.

        B.        The Credit Agreement was amended by a First Amendment to Credit Agreement dated as of June 20, 2000 (the "First Amendment") among the Loan Parties, the Banks and the Agent, and by a Second Amendment to Credit Agreement dated as of July 21, 2000 (the "Second Amendment"), and a Third Amendment to Credit Agreement dated as of April 17, 2001 (the "Third Amendment"), in each case among the Loan Parties, the Banks and the Agent, pursuant to which, in each case, the parties agreed to modify certain terms and conditions of the extension of credit to the Loan Parties. In connection with the execution of the Third Amendment, the Loan Parties incurred, with the consent of the Banks and William Blair, additional Subordinated Debt in the aggregate principal amount of $3,000,000, in accordance with the terms and conditions of the Third Amendment and that certain Waiver, Consent and First Amendment to Senior Subordinated Loan Documents between the Loan Parties and the Lenders set forth therein, dated as of April 17, 2001.

        C.        Subsequent to December 31, 2000, the Representative informed the Agent and the Banks that the Loan Parties were in violation of certain covenants set forth in the Credit Agreement and that as a result Events of Default had occurred under the Credit Agreement. Such Events of Default resulted from the Company's violation of the following provisions of the Credit Agreement: (i) the covenant contained in Section 10.6.1 as of December 30, 2000; (ii) the covenant contained in Section 10.6.2 as of December 30, 2000; (iii) the covenant contained in Section 10.6.3 as of December 30, 2000; (iv) the covenant contained in Section 10.6.4 as of December 30, 2000; (v) the covenant contained in Section 10.6.5 as of December 30, 2000; (vi) the covenant contained in Section 10.6.6 as of December 30, 2000, (vii) certain of the reporting covenants contained in Sections 10.1.1-10.1.9, as of the Third Amendment Effective 1)ate, (viii) Section 12.1.2 of the Credit Agreement requiring the Loan Parties to pay certain Debt, (ix) Section 10.25 of the Credit Agreement requiring the Loan Parties to maintain certain Minimum Hedging Obligations, and (x) Section 10.10 of the Credit Agreement prohibiting the Loan Parties and any Subsidiary from making certain Restricted Payments. Such Events of Default were waived by the Agent and the Banks to the extent set forth in the Third Amendment.

        D.        The Credit Agreement (as modified by the First Amendment, the Second Amendment, and the Third Amendment, all promissory notes executed by any Loan Party in favor of the Agent and/or the Banks, and any and all of the Collateral Documents (including without limitation all security agreements, mortgages, guaranties, pledges and other instruments, documents or agreements of any kind evidencing or securing the indebtedness of the Loan Parties in favor of the Banks) are sometimes referred to collectively herein as the "Loan Documents."

        E.        On July 6, 2001, representatives of the Loan Parties, the Banks and the Agent met to, among other things, discuss the Company's business plan and proposed financial strategy. During such meeting the Company informed the Agent and the Banks that the Company anticipated it would require additional operating capital to meet certain operating expenses. Subsequent to July 6, 2001, the Loan Parties informed the Banks and the Agent that the Loan Parties desired to incur additional Subordinated Debt to White Consolidated Industries, Inc., a Delaware corporation on behalf of its Electrolux Home Products North America Division ("Electrolux") in an amount not to exceed $5,000,000 (the "Additional Subordinated Debt") to meet such operating capital needs. During the period from July 6, 2001 through July 30, 2001, negotiations between the Loan Parties and Electrolux occurred with a view to establishing the terms and conditions under which Electrolux would make Subordinated Debt available to the Loan Parties. On July 24, 2001, Electrolux voluntarily advanced $2,200,000 of the Additional Subordinated Debt to the Company, and subsequently advanced the remaining portion of such Additional Subordinated Debt, pursuant to a Subordinated Secured Promissory Note of the Company dated as of August 2, 2001 and that certain Guaranty Agreement dated as of August 2, 2001 (the "Guaranty"). Such Additional Subordinated Debt is secured by a junior and subordinated security interest in certain assets of the Loan Parties, pursuant to that certain Security Agreement (the "Security Agreement"), and those certain Mortgage and Security Agreements, (collectively the "Mortgages") each dated as of August 2, 2001. The Guaranty, the Security Agreement and the Mortgages are referred to collectively herein as the "Electrolux Security Documents." The rights of Electrolux under the Electrolux Security Documents are expressly subject to the terms and conditions of that certain Subordination and Intercreditor Agreement among Electrolux, the Loan Parties, the Agent, and the Banks dated as of August 2, 2001 (the "Intercreditor Agreement").

        F.        On December 3, 2001, the Company advised the Agent and the Banks that it anticipated it would require additional funds to meet certain operating expenses, and requested that the Agent and the Banks consent to the Loan Parties' (i) incurring new Subordinated Debt in the amount of $3,400,000 (inclusive of certain Subordinated Debt in the amount of $1,300,000 previously incurred to the Emilie Wierda Grantor Retained Annuity Trust, Dated January 31, 1994 and collectively herein the "New Subordinated Debt"), and (ii) granting certain security interests in favor of William Blair as agent for the "Subordinated Lenders" (as defined in the Subordination Agreement) to secure such New Subordinated Debt and other previously incurred Subordinated Debt (herein the "Junior Security Interests"). The Agent and the Banks are willing to consent to the Company's request on the terms and conditions set forth herein, provided that the Credit Agreement be amended as set forth herein.

        G.        Based upon the foregoing recitals, and without waiving any existing or future rights or remedies which the Agent and/or the Banks may have against any of the Loan Parties (except on account of Events of Default and Restructuring Events of Default waived under the terms of this Amendment and the Third Amendment), the Agent and the Banks are willing to amend the terms of the Credit Agreement under the terms and conditions expressly set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1.
GENERAL PROVISIONS

        1.1        Affirmation of Recitals. The Loan Parties each hereby acknowledge and affirm the accuracy of the foregoing recitals.

        1.2        Consent.

        (a)        Subject to the Loan Parties' strict compliance with each and every term of this Amendment, the Banks each hereby consent to the Loan Parties obtaining the New Subordinated Debt and to the Loan Parties' grant of the Junior Security Interests, in each case solely pursuant to the terms of such documents and agreements as may be acceptable to the Agent.

        (b)        The Loan Parties have requested that they be permitted to deliver certain machinery and equipment formerly utilized by the Company at its Tech Center location which forms a portion of the collateral securing the Loan Parties' Indebtedness to the Banks (the "Tech Center Equipment") to Michael Muller ("Muller") in partial satisfaction of the Loan Parties' obligations to Muller under an employment agreement dated April 29, 1999, which employment agreement is to be terminated as of November 30, 2001 (the "Muller Termination Transaction"). Subject to the Loan Parties' prior delivery to the Agent of agreements and documents evidencing the Muller Termination Transaction and describing the Tech Center Equipment, in each case in form and substance acceptable to the Agent, the Banks each hereby consent to the Muller Termination Transaction pursuant to Section 10.11 of the Credit Agreement, and agree to release the liens and security interests of the Banks attaching to the Tech Center Equipment.

        (c)        The Loan Parties have requested that they be permitted to obtain loans in the amount of approximately $156,000 from A. I. Credit Corporation ("AI") to permit the Loan Parties to pay the premiums associated with certain D & O and Umbrella Liability insurance policies, and to grant certain security interests to AI in connection therewith (the "Insurance Financing Transaction"). Subject to the Loan Parties' prior delivery to the Agent of agreements and documents evidencing the Insurance Financing Transaction in each case in form and substance acceptable to the Agent, the Banks each hereby consent to the Insurance Financing Transaction.

        1.3        Interest Rate. Notwithstanding the provisions of Section 1.13 of the Third Amendment, and any provisions of the Credit Agreement, from and after the Fourth Amendment Effective Date all Loans described in the Loan Documents shall be Base Rate Loans and bear interest which shall be payable as set forth in Section 4 of the Credit Agreement, and the Banks shall not be obligated to thereafter maintain any Loan as a LIBOR Rate Loan. At the end of any Interest Period existing as of the Fourth Amendment Effective Date with respect to any currently outstanding LIBOR Rate Loan, such LIBOR Rate Loan shall be converted to a Base Rate Loan, and thereafter bear interest as set forth herein. In connection with the waiver set forth in Section 1.7, the Agent and the Banks hereby acknowledge and agree that the Default Rate will not be charged until such time as a new Event of Default or a Restructuring Event of Default not waived hereunder shall have occurred and be continuing after the date hereof.

        1.4        Sale of Certain Collateral. Application of Proceeds; Principal Payments.

        (a)        Pursuant to the Loan Parties' request, the Agent has agreed, pursuant to Section 10.11 of the Credit Agreement, that during the Restructuring Period (as defined in the Third Amendment) the Loan Parties may sell certain obsolete or excess machinery and equipment (herein the "Excess Equipment") from time to time hereafter identified for sale by the Loan Parties, pursuant to such marketing and sale program acceptable to the Required Banks as the Company may hereafter establish, having a value not to exceed in the aggregate $300,000.00. Pursuant to such marketing and sale program as approved by the Required Banks, the Company shall (a) from time to time designate the Excess Equipment for sale, in writing to the Agent, (b) advise the Agent in writing of proposed sales of such Excess Equipment, and (c) effectuate such sales upon the consent of the Required Banks. Unless a Restructuring Event of Default shall have occurred, (i) 75% of the proceeds of each sale of Excess Equipment shall be immediately delivered by the Loan Parties to the Agent, and, notwithstanding the principal deferral provided by Section 1.5(a) hereof, shall be applied by the Banks to payment or prepayment, as appropriate, of the principal payable under each Substitute Term Note A dated April 17, 2001 delivered to the Banks pursuant to the Third Amendment, and (ii) the remaining proceeds of each sale of Excess Equipment may be retained by the Loan Parties for general corporate purposes.

        (b)        The Loan Parties have previously effectuated, with the consent of the Agent, the sale of certain real property located in South Haven, Michigan (the "Lovejoy Property"), which real property forms a portion of the collateral securing the Loan Parties' Indebtedness to the Banks, for the net sale price of $365,054.00 (the "Lovejoy Proceeds"). The Loan Parties and the Banks agree that notwithstanding the principal deferral provided by Section 1.5(a) hereof, the Lovejoy Proceeds shall be immediately delivered to the Agent and that (i) $200,000 of such proceeds shall be applied by the Banks to payment or prepayment, as appropriate, of the principal payable under each Substitute Term Note A dated April 17, 2001 delivered to the Banks pursuant to the Third Amendment, and (ii) the remaining Lovejoy Proceeds shall be applied by the Banks to each Substitute Revolving Note dated April 17, 2001 delivered to the Banks pursuant to the Third Amendment (but, notwithstanding anything to the contrary in the Credit Agreement, such application shall not reduce the amount of the Revolving Commitment Amount as modified under the terms of this Amendment).

        1.5        Modification of Third Amendment Restructuring Conditions.

        (a)        Notwithstanding the provisions of Section 1 .3(c)(ii) of the Third Amendment, the Substitute Term Note A relating to payments of principal on Term Loan A, and any other provisions of the Loan Documents, but subject to (i) the terms and conditions described herein (including, without limitation, the terms of Section 1.4 of this Amendment), (ii) all representations and warranties of the Loan Parties contained in this Agreement being true and correct, and (iii) strict compliance by the Loan Parties with the covenants contained in this Amendment and the Loan Documents, each Bank hereby agrees, as an interim accommodation to the Loan Parties to defer until the termination of the Restructuring Period the payment date for the installments of principal scheduled to be paid to such Bank by the Loan Parties during the months of December, 2001, January, 2002, February, 2002, March, 2002, and April 2002, with respect to each Substitute Term Note A dated April 17, 2001 delivered to the Banks pursuant to the Third Amendment. At the end of the Restructuring Period (on April 30, 2002), or upon the occurrence of an earlier Restructuring Event of Default, the entire principal amount of Term Loan A and any accrued but unpaid interest thereon shall immediately be due and payable without further action on behalf of the Agent or the Banks, and the Banks shall have the remedies described in the Third Amendment.

        (b)        The Loan Parties have advised the Agent and the Banks that the Loan Parties are unable to comply with the general timetable provisions of Section 1.3(o) of the Third Amendment relating to the Montpelier Sale, and that they are continuing marketing efforts with respect to the Montpelier Sale. In consideration of the Banks agreement to waive the Restructuring Event of Default relating to Section 1.3(o) of the Third Amendment as set forth herein, the Loan Parties agree that

(i) By not later than December 14, 2001 the Company shall deliver to the Agent and the Banks an updated general timetable with respect to the Montpelier Sale, in form consistent with the general timetable provided in the Third Amendment, and in substance acceptable to the Agent, and

(ii) By not later than the 15th day of each month from and after the Fourth Amendment Effective Date (including December 15, 2001), the Company and its advisors shall provide to the Banks a written update on the status of the Montpelier Sale, including, without limitation, a report on the status of all offers and inquiries received for the Montpelier Assets, all in form and substance satisfactory to the Agent.

The terms and conditions of the Montpelier Sale shall, in any event, be subject to the review and approval of the Banks, in their sole discretion; and the net cash proceeds of any such approved sale shall be utilized to pay principal outstanding under the Loans, in such amounts as may hereafter be determined by the Banks, in their sole discretion, including, without limitation, payment of Term Loan B.

          1.6        Additional Restructuring Conditions. In addition to the Restructuring Conditions set forth in the Third Amendment, from and after the Fourth Amendment Effective date, the Loan Parties' restructuring opportunity as set forth in the Third Amendment shall be further governed by and subject to the following terms and conditions (and the failure of the Loan Parties' to comply with such terms and conditions shall constitute a Restructuring Event of Default under the terms of the Third Amendment):

                       a.        The Loan Parties shall deliver to the Agent any Management Letter issued by its independent auditors for fiscal year 2000 by not later than December 31, 2001.

                       b.        Pursuant to an agreement between the Loan Parties and Electrolux satisfactory to the Agent in its reasonable discretion, the Loan Parties will not at any time make any payment whatsoever on account of the Indebtedness (as defined in the Intercreditor Agreement) prior to April 30, 2002, absent the prior written consent of the Required Banks (or the Agent acting with the consent of the Required Banks), other than in strict accordance with the terms and conditions of that certain Amended and Restated Subordinated Secured Promissory Note executed in favor of Electrolux by the Company dated December 5, 2001.

          1.7        Waiver. The Banks hereby waive any Restructuring Event of Default under the Third Amendment solely through the Fourth Amendment Effective Date. The Banks further waive any Event of Default under the Credit Agreement as a result of the failure of the Loan Parties to comply with (a) the Tangible Net Worth covenant contained in Section 10.6.3 of the Credit Agreement, (b) the Capital Expenditures covenant contained in Section 10.6.5, of the Credit Agreement, and (c) the reporting covenants contained in Sections 10.1.1-10.1.9 of the Credit Agreement, in each case solely through the Fourth Amendment Effective Date.

ARTICLE 2.
AMENDMENTS

        Effective as of the Fourth Amendment Effective Date, the Credit Agreement shall be amended as follows:

          2.1        The definitions of the terms "Base Rate Margin," "Borrowing Base," "L/C Fee Rate," "Non-Use Fee Rate," "Revolving Commitment Amount," and "Tooling Receivables" appearing in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

Base Rate Margin means 1.25% with respect to any Revolving Loan and 1.75 with respect to any Term Loan.

Borrowing Base means an amount equal to the lesser of the total of (a) eighty percent (80%) of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable plus (b) fifty percent (50%) of the value of all Eligible Inventory valued at the lower of cost or market net of such reserves and allowances as the Agent deems necessary in its reasonable discretion, provided, however, that the aggregate amount of Advances for (i) Eligible Inventory shall not exceed Three Million Dollars ($3,000,000) at any time, and (ii) Tooling Receivables shall not exceed the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) at any time.

L/C Fee Rate means 3.50%, or at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing, 6.50%.

Non-Use Fee Rate means .50%.

Revolving Commitment Amount means Thirteen Million Dollars ($13,000,000), as reduced from time to time pursuant to Section 6.1.

Tooling Receivables means all Eligible Account Receivables of Borrowers which arise solely from the sale of tooling utilized by the Loan Parties in the production of finished goods by the Loan Parties.

          2.2        Sub-Section (3) in the definition of "Eligible Account Receivable" is hereby amended and restated as follows:

(3) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any offset, counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part (provided (a) that in the event any offset, counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, the Account Receivable shall only be ineligible pursuant to this clause (3) to the extent of the same, except as otherwise set forth herein, and (b) notwithstanding (i) subsection (a) hereof and (ii) the terms of that certain Subordination and Intercreditor Agreement dated as of August 2, 2001 among the Loan Parties, the Banks, and the additional parties set forth therein, no Account Receivable payable to any Loan Party by White Consolidated Industries, Inc., or any division or affiliate thereof shall be considered an Eligible Account Receivable of such Loan Party hereunder except to the extent that any offset, counterclaim, credit, allowance, discount, rebate or adjustment at any time accruing in favor of any such account debtor has been waived in writing, on terms acceptable to the Agent);

          2.3        The introductory paragraph of the definition of "Eligible Inventory" is restated as follows:

Eligible Inventory means all raw materials, work in process and finished goods Inventory of each Loan Party which meets each of the following requirements:

          2.4        Sub-Section (8) in the definition of "Eligible Inventory" is hereby amended and restated as follows:

(8) the Agent shall not have determined in its discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever, including without limitation, inventory consisting of tooling, work in process relating to tooling, packaging, and inventory that has not been used or consumed by the Loan Parties within 100 days of acquisition.

          2.5        The Agent and the Loan Parties shall hereafter agree on the provisions of a net cash flow covenant which shall be subject to terms and conditions and evidenced by a letter agreement in each case satisfactory to the Agent, to be delivered to the Agent by the Loan Parties by not later than December 14, 2001 (the "Cash Flow Letter Agreement"). Upon delivery of the Cash Flow Letter Agreement, Section 10.6.3 of the Credit Agreement shall be deemed to be deleted, and the net cash flow covenant set forth in the Cash Flow Letter Agreement shall be substituted in place thereof.

        2.6        Exhibit A to the Credit Agreement is deleted.

ARTICLE 3
REPRESENTATIONS

        3.1        Each Loan Party expressly acknowledges and agrees that the Credit Agreement and the other Loan Documents (as amended by this Amendment) constitute legal, valid and binding obligations enforceable in accordance with their terms by the Agent and the Banks, against such Loan Party, and expressly reaffirm each of their obligations under the Credit Agreement (as amended by this Amendment) and each of the Loan Documents, including, without limitation, the obligations of each Loan Party to the Agent and the Banks or any affiliate of the Ranks (the "Obligations"). Each Loan Party further expressly acknowledges and agrees that Agent, on behalf of the Banks, has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral, except as otherwise set forth in the Credit Agreement. Each Loan Party agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding, either during or following the termination or expiration of the Credit Agreement. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any of its creditors or stockholders, is required on its part in connection with the execution, delivery and performance of this Amendment or as a condition to the legality, validity or enforceability of this Amendment. After giving effect to the amendments herein contained and in the Third Amendment, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof. As of the Fourth Amendment Effective date, no Restructuring Event of Default under the Third Amendment has occurred and is continuing, and there has been no Event of Default under the Credit Agreement or the other Loan Documents (except for the Existing Defaults expressly acknowledged in the Third Amendment and waived through the termination of the Restructuring Period under the terms of the Third Amendment or this Amendment, and Restructuring Events of Default waived under the terms of this Amendment).

ARTICLE 4
FEES AND EXPENSES

        4.1        Amendment Fee. The Loan Parties shall pay to Agent, for the benefit of the Banks, an Amendment Fee of $92,000, all of which shall be fully earned upon execution of this Amendment (the "Amendment Fee"). Such Amendment Fee shall be payable in full immediately upon the termination of the Restructuring Period set forth in the Third Amendment. The Amendment Fee shall be in addition to, and not in lieu of, any unpaid fees or expenses at any time owing by any of the Loan Parties to the Bank under any of the Loan Documents or the Third Amendment.

        4.2        Expenses and Costs. Each Loan Party agrees, jointly and severally, to pay and to save the Agent, the Co-Agent and the Banks harmless for the payment of all fees, out-of-pocket disbursements, and other costs and expenses incurred by or on behalf of the Agent, the Co-Agent or any Bank arising in any way in connection with this Amendment, or any other document relating to indebtedness described in the recitals to this Amendment, including, without limitation, the fees and expenses of Vedder Price Kaufman & Kammholz, counsel to the Agent, Dickinson Wright PLLC, counsel to the Co-Agent, and Jay Alix & Associates, Inc., consultant to the Co-Agent, and specifically including, without limitation, (a) the cost of any financial audit or inquiry conducted by the Agent, the Co-Agent, any Bank or their consultants, (b) the fees and expenses of counsel for the Agent, the Co-Agent or any Bank for the work performed as a result of the Loan Parties' defaults or financial problems, and for the preparation, examination and approval of this Amendment or any documents in connection with this Amendment, (c) for the payment of all fees and out-of-pocket disbursements incurred by the Agent, the Co-Agent or any Bank, including attorneys' fees, in any way arising from or in connection with any action taken by the Agent, the Co-Agent or any Bank to monitor, advise, enforce or collect the obligations described in the recitals hereto or to enforce any obligations of any Loan Party under this Amendment or the other documents referred to herein, including any actions to lift the automatic stay or to otherwise in any way participate in any bankruptcy, reorganization or insolvency proceeding of any Loan Party or in any trial or appellate proceedings, and (d) any expenses or fees (including attorneys' fees) incurred in relation to or in defense of any litigation instituted by any Loan Party or any third party against the Agent, the Co-Agent, or any Bank arising from or relating to the obligations described in the recitals hereto or this Amendment, including any so-called "lender liability" action. All of these expenses and fees (including attorneys' fees) shall be part of the obligations and indebtedness owing under the Credit Agreement, and shall be secured by all of the collateral described in the Loan Documents. In the event the Loan Parties fail to pay any such fees, expenses and costs within five (5) days of being invoiced therefor, the Agent, the Co-Agent or the Banks, as the case may be, shall be permitted to charge the accounts of any Loan Party for such fees, expenses and costs, without prejudice to any other rights or remedies of the Agent, the Co-Agent or the Banks. The rights and remedies of the Agent, the Co-Agent and the Banks contained in this paragraph shall be in addition to, and not in lieu of, the rights and remedies contained in the Credit Agreement, the Loan Documents and as otherwise provided by law.

ARTICLE 5
CONDITIONS TO EFFECTIVENESS OF AMENDMENT

        5.1        This Amendment shall not be effective until each of the following shall have occurred:

                     (i)        This Amendment shall have been executed by the Loan Parties and the Banks.

                     (ii)       William Blair shall have delivered any consent to this Amendment required under the terms of the Senior Subordinated Loan Agreement dated July 21, 2000 among William Blair, and the Loan Parties.

                     (iii)      The Loan Parties shall have received the proceeds of the New Subordinated Debt, and granted the Junior Security Interests, in each case on such terms and pursuant to such agreements as shall have been previously consented to by the Agent in accordance with the provisions of Section 1.3 hereof

                     (iv)       The Loan Parties shall have furnished to the Agent evidence satisfactory to the Agent of the Loan Parties' previously incurred Subordinated Debt to Craig Wierda in the amount of $1,300,000, including without limitation, copies of the promissory note or notes evidencing such Subordinated Debt, and such subordination agreements relating thereto as the Agent may require.

                     (v)       The Loan Parties shall have (a) executed such other financing statements, security agreements (including without limitation an amendment to the Security Agreement delivered in connection with the Credit Agreement in such form as the Agent may require) and other documents necessaly, if any, to (i) perfect Agent's security interest in the Collateral, (ii) perfect any other security interest of Agent or the Banks relating to the obligations of the Loan Parties, or (iii) effectuate any other financing, leasing or other similar transactions between any of the Loan Parties and any of the Banks, or any affiliates of the Banks previously agreed to between any such parties; and (b)paid to the Banks and any affiliate of any of the Banks on or before the Fourth Amendment Effective Date, all unpaid amounts presently due and owing with respect to any financing, leasing or other similar transaction between any of the Loan Parties and any of the Banks, or any affiliates of the Banks.

                     (vi)      Agent shall have received an opinion of the Loan Parties' counsel in form and substance acceptable to the Agent.

                     (vii)     Agent shall have received copies of resolutions or written consents of the board of directors of each Loan Party authorizing the execution and delivery and the consummation of the transactions contemplated by this Amendment and all other documents or instruments to be executed and delivered in conjunction herewith certified by the Secretary of each Loan Party as of the date hereof, including without limitation, an incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each Loan Party authorized to sign this Amendment and all documents and agreements to be executed in connection herewith to which the Loan Parties are a party, upon which certificate the Agent and the Banks shall he entitled to rely until informed of any change in writing by such Loan Party.

                     (viii)    The Loan Parties and Electrolux shall have delivered to the Agent an amendment to the Intercreditor Agreement in form and substance satisfactory to the Agent, and Electrolux shall have delivered to the Agent an agreement, in form and substance satisfactory to the Agent, confirming that any tooling received by the Loan Parties from Electrolux subsequent to the date of the Intercreditor Agreement and as to which Electrolux claims an ownership interest shall be subject to the terms of the lntercreditor Agreement.

                     (ix)      Agent shall have received such other documents, certificates and opinions as Agent may request.

ARTICLE 6
MISCELLANEOUS.

        6.1        Cross References. References in the Credit Agreement or in any note, certificate, instrument or other document to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. Except as otherwise specifically modified as set forth herein, the terms of the Loan Documents (including, without limitation, the Third Amendment) shall continue in full force and effect.

        6.2        Reservation of Rights. Except as otherwise expressly provided herein, nothing herein shall be deemed to constitute a waiver of (i) any Existing Defaults, (ii) any Restructuring Event of Default, or (iii) any Event of Default under the Loan Documents, and nothing herein shall in any way prejudice the rights and remedies of the Agent and/or the Banks under any of the documents referred to herein or applicable law. Further, the Agent and the Banks shall have the right to waive any conditions set forth in this Amendment and/or such documents, in their sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy which the Agent or the Banks may have against the Loan Parties. No waiver of the rights or any condition of this Amendment and/or any other document by the Agent or the Banks shall be effective unless the same shall be contained in a writing signed by authorized representatives of the Agent or the Banks, as the case may be, in the manner required by the Credit Agreement. No course of dealing on the part of the Agent or the Banks, nor any delay or failure on the part of the Agent or the Banks in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.

        6.3        Releases: Indemnities.

                     (i)        In further consideration of Agent's, Co-Agent's and the Banks' execution of this Amendment, each Loan Party, individually and on behalf of their successors (including, without limitation, any trustees acting on behalf of any Loan Party and any debtor-in-possession with respect to any Loan Party), assigns, subsidiaries and Affiliates, hereby forever release Agent, Cu-Agent and the Banks and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that any Loan Party may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the obligations. This provision shall survive and continue in full force and effect whether or not (i) the Loan Parties shall satisfy all other provisions of this Amendment, the Loan Documents and the Credit Agreement, including payment in full of all Obligations, or (ii) the Credit Agreement otherwise is terminated.

                     (ii)       Each Loan Party hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in 6.3(i) shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of each Loan Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statutes, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith, other than acts constituting gross negligence or willful misconduct on the part of the Releasees. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the Loan Documents.

        6.4        Performance by Banks and Agent: No Agency: Loan Parties Remain in Control. Each Loan Party acknowledges and agrees that the Agent, the Co-Agent, and the Banks have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit .agreement, and that all actions taken by the Agent, the Co-Agent, and the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The actions of the Agent, the Cc-Agent and the Banks taken pursuant to this Amendment and the documents referred to herein are in furtherance of the efforts of the Agent, the Co-Agent, and the Banks as secured lenders seeking to collect the obligations owed to the Banks. Nothing contained in this Amendment shall be deemed to create a partnership, joint venture or agency relationship of any nature between the Loan Parties and the Banks, the Co-Agent, or the Agent. The Loan Parties, the Agent, the Co-Agent and the Banks agree that notwithstanding the provisions of this Amendment, each Loan Party remains in control of its business operations and determines the business plans (including employment, management and operating directions) for its business.

        6.5        Entire Agreement: Severability. The Credit Agreement, as previously amended and as further amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Amendment is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment.

        6.6        No Other Promises or Inducements. There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. Each Loan Party acknowledges that its authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by such Loan Party and have been fully and unconditionally consented to by such Loan Party, and that such Loan Party has had full benefit and advice of counsel of its own selection, or the opportunity to obtain the benefit and advice of counsel of its own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by each Loan Party freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, each Loan Party is relying on no other representations, either written or oral, express or implied, made by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        6.7        Sufficiency of Restructuring Period. Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent approval on behalf of the Agent and the Banks of such proceeding; and (b) the Restructuring Period (as extended herein) is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Amendment.

        6.8        Ratification. The Loan Parties agree that the Credit Agreement, the Collateral Documents and all other documents and agreements executed by the Loan Parties in connection with the Credit Agreement in favor of the Agent, the Co-Agent or any Bank are ratified and confirmed and shall remain in full force and effect as amended hereby, and that there is no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Third Amendment and the Credit Agreement.

        6.9        Counterparts: Effectiveness. This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Amendment.

        6.10      Other Documents. Each Loan Party agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Banks to carry out the intent of and/or to implement this Amendment.

        6.11      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to choice of law principles of such State.

        6.12      Miscellaneous. This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent, the Co-Agent, and the Banks and their respective successors and permitted assigns (provided that no Loan Party shall be permitted, absent the prior written consent of all of the Banks, to assign any of its rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever Under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties' obligations hereunder.

        6.13      Construction. This Amendment shall not e construed more strictly against the Banks or the Agent merely by virtue of the fact that the same has been prepared by the Banks and the Agent or their counsel, it being recognized that the Loan Parties, the Agent and the Banks have contributed substantially and materially to the preparation of this Amendment, and each of the parties hereto waives any claim contesting the existence and the adequacy of the considerations given by any of the other parties hereto in entering into this Amendment.

        6.14      Headings. The headings of the various a paragraphs in this Amendment are for convenience of reference only and shall not be deemed to modify or restrict the terms or provisions hereof.

        6.15      Waiver of Jury Trial: Consent to Jurisdiction. (a) Each Loan Party, each Bank and the Agent hereby specifically ratifies and confirms the waiver of jury trial and the consent to jurisdiction set forth in Section 14.16 of the Credit Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, for itself and as Agent

By:  /s/ John Schuessler
Its:     First Vice President

BANK ONE MICHIGAN, for itself and as Co-Agent

By:  /s/ Francelle Fulton
Its:     First Vice President

COMERICA BANK, a Michigan banking corporation, as a Bank

By:  /s/ Craig Selden
Its:     First Vice President

LOAN PARTIES:

CLARION TECHNOLOGIES, INC.

By:  /s/ William Beckman
Its: President

CLARION PLASTICS TECHNOLOGIES, INC.

By:  /s/ William Beckman
Its:       President

CLARION REAL ESTATE, LLC

By:  /s/ William Beckman
Its:       President

DOUBLE "J" MOLDING, INC.

By:  /s/ William Beckman
Its:       President

CLARION-DRAKE ACQUISITION, INC.

By:  /s/ William Beckman
Its:       President

MITO PLASTICS, INC.

By:  /s/ William Beckman
Its:       President

WAMAR PRODUCTS, INC.

By:  /s/ William Beckman
Its:       President

WAMAR TOOL & MACHINE CO.

By:  /s/ William Beckman
Its: President